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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported)  SEPTEMBER 11, 2001
                                                        ------------------

                              BALDWIN & LYONS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


           INDIANA                   0-5534            35-0160330
           -------                   ------            ----------
(State or other jurisdiction of(Commission   (IRS Employer
incorporation or organization)File Number Identification No.)


1099 NORTH MERIDIAN STREET, INDIANAPOLIS, INDIANA    46204
------------------------------------------------------
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (317) 636-9800
                                                     --------------


                                       N/A
                                       ---
         (Former name of former address, if changed since last report.)



Item 5.  OTHER EVENTS
         ------------

Baldwin & Lyons, Inc., through its subsidiary, Protective Insurance Company, assumes reinsurance from other insurance and reinsurance companies. As a result of the September 11, 2001 terrorist attacks on the World Trade Center, the Pentagon and the related occurrence near Pittsburgh, Pennsylvania, preliminary estimates indicate a pre-tax loss to Protective of $20 million from its assumed reinsurance participations. The loss, after tax, equates to a $1.07 or 4.4% reduction in book value per share.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BALDWIN & LYONS, INC.


September 28, 2001        By   /s/ Gary W. Miller
                               ------------------------
                               Gary W. Miller, Chairman
                               and CEO
                               (Chief Operating Officer)



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